Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES GOVERNANCE ENHANCEMENTS, ELECTS TWO NEW INDEPENDENT DIRECTORS

Luca Zaramella, CFO of Mondelēz International and William T. Giles, Former CFO of AutoZone to Join the Company’s Board of Directors

Constellation Enters into Cooperation and Information Sharing Agreements with Elliott Investment Management L.P.

Company to Host Investor Day This Fall

VICTOR, N.Y., July 18, 2023 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, today announced the election of Luca Zaramella, Chief Financial Officer of Mondelēz International, and William (Bill) T. Giles, former Chief Financial Officer of AutoZone, to the company’s Board of Directors effective July 18, 2023 following the conclusion of the company’s 2023 Annual Meeting of Stockholders. Based on the preliminary results of the Annual Meeting, the 11 incumbent Directors that stood for reelection have each been reelected to the Board for a one-year term. Today’s election of Mr. Zaramella and Mr. Giles brings the size of Constellation’s Board to 13 members and comes as part of a comprehensive Board refreshment and governance enhancement process the company launched following its transition from a dual to a single class share structure last year.

As part of this process and to facilitate collaboration with Elliott Investment Management L.P. (together with its affiliates, “Elliott”), one of Constellation’s largest investors, Constellation has entered into Information Sharing and Cooperation Agreements with Elliott. Under the Information Sharing and Cooperation Agreements, Elliott has agreed to standstill, voting, confidentiality and other provisions.

“We are excited to welcome Luca and Bill, who bring strong financial expertise that we believe will greatly benefit Constellation’s Board and management team, as we focus on long-range planning, capital allocation, and financing strategies,” said Constellation Brands President and Chief Executive Officer Bill Newlands. “We appreciate the perspective provided by our counterparts at Elliott, who have provided valuable input as we continue to take steps to enhance value to the company’s shareholders and other stakeholders.”

“After several months of constructive discussions with Constellation, we are pleased to have collaborated with CEO Bill Newlands and the Company on these governance enhancements, which build on the positive changes Constellation has already made,” said Elliott Senior Portfolio Manager Marc Steinberg and Portfolio Manager Michael Goldberg. “We are among Constellation’s largest investors because we believe the company’s meaningful growth potential, powered by its premier Mexican beer portfolio, is not currently reflected in the company’s stock price, and represents a significant amount of value that can be created from here. We believe that Bill and his team are the right leaders with the right strategy to deliver that value to shareholders through strong commercial execution and focused capital allocation.”

Constellation also will host an investor day later this year to provide an update on the strategic initiatives and outlook of the company and its Beer and Wine & Spirits Businesses. The event will include presentations and Q&A sessions with members of Constellation’s leadership team. In-person attendance for financial analysts and institutional investors will be by invitation only due to limited capacity, but presentation materials and a live webcast of the event, as well as replay of the webcast following the event, will be made available through the company’s Investor Relations website (ir.cbrands.com). The specific date, time, and location for the event will be announced at a later date.

ABOUT LUCA ZARAMELLA

Luca Zaramella has served as Executive Vice President, Chief Financial Officer of Mondelēz International (Nasdaq: MDLZ) (“Mondelēz”), a global snacking leader, since August 2018. In this role, he is responsible for the oversight of the company’s global Finance, Information and Technology Solutions and shared service functions. He previously served as Senior Vice President Corporate Finance, CFO Commercial, and Treasurer from June 2016 to July 2018, as Interim Lead Finance North America from April 2017 to November 2017, as Senior Vice President and Corporate Controller from December 2014 to August 2016, and as Senior Vice President, Finance of Mondelēz Europe from October 2011 to November 2014. He joined Mondelēz in 1996.

As a current chief financial officer, Mr. Zaramella brings to the Board his expertise in global finance, information and technology solutions, mergers and acquisitions, and shared service functions.

ABOUT WILLIAM T. GILES

William T. Giles served as Chief Financial Officer and Executive Vice President – Finance, Information Technology and Store Development, Customer Satisfaction for AutoZone, Inc. (NYSE: AZO) (“AutoZone”), the leading retailer and distributor of automotive replacement parts and accessories in the Americas, from 2007 to December 2020. Mr. Giles joined AutoZone in 2006 as Chief Financial Officer and Executive Vice President Finance. From 1991 to May 2006, he held several positions with Linens ‘n Things, Inc., a retailer of home textiles, housewares, and decorative home accessories, most recently as Executive Vice President and Chief Financial Officer. Prior to 1991, Mr. Giles was with Melville, Inc. and PricewaterhouseCoopers.

Mr. Giles serves on the board of directors for Brinker International (NYSE: EAT) and Floor and Decor Holdings, Inc (NYSE: FND). In addition, Mr. Giles is a member of the American Certified Public Accountants and the New York State Society of CPAs.

Mr. Giles brings to the Board more than three decades of financial proficiency and business leadership in retail products and skills as chief financial officer of a public company. He also provides insights into strategic, risk management, governance, and financial issues facing public companies in retail products.

ABOUT CONSTELLATION BRANDS Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future prospects, plans, and objectives of management and Constellation’s Board of Directors, the final result of the Company’s 2023 Annual Meeting of Stockholders, anticipated benefits of the agreements with Elliott, steps designed to enhance shareholder value, and the Company’s planned investor day, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2023 and its Quarterly Report on Form 10-Q for the

fiscal quarter ended May 31, 2023, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com